This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221275

Subject to Completion, dated April 30, 2018

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 1, 2017)

 AZURRX BIOPHARMA, INC.

                                 Shares of Common Stock

We are offering                     shares of our common stock.

Our common stock is presently traded on the Nasdaq Capital Market under the symbol “AZRX.” On April 27, 2018, the last reported sale price of our common stock was $2.85 per share.

As of April 30, 2018, the aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was $31,211,328 which was calculated based on 8,718,248 outstanding shares of our voting and non-voting common stock held by non-affiliates and at a price of $3.58 per share, the closing sale price of our common stock reported on the Nasdaq Capital Market on April 18, 2018. As a result, we are eligible to offer and sell up to an aggregate of $10,403,775.95 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3. Following this offering, we will have sold securities with an aggregate market value of $    pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

An investment in our common stock involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$
____________
(1) We have also agreed to issue to the underwriter a five-year warrant to purchase up to       shares of our common stock, an amount equal to 5% of the shares of common stock offered pursuant to this prospectus supplement, with an exercise price equal to the public offering price per share in this offering. We have also agreed to reimburse the underwriter for certain expenses. See “Underwriting” for additional information.

The underwriter expects to deliver the shares against payment on or about      , 2018, subject to customary closing conditions.

___________________________

Oppenheimer & Co.

The date of this prospectus supplement is                  , 2018

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” on page S-33 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the underwriter have authorized any other person to provide you with any information that is different. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and/or the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to “we”, “us” and “our” refer to AzurRx BioPharma, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, in the documents we incorporate by reference and in any free writing prospectus that we have authorized for use in connection with this offering. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. Our current product pipeline consists of two therapeutic programs under development, each of which are described below:

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MS1819. MS1819 is a yeast derived recombinant lipase for exocrine pancreatic insufficiency (“ EPI”) associated with chronic pancreatitis (“CP”) and cystic fibrosis (“CF”). A lipase is an enzyme that breaks up fat molecules. MS1819 is considered recombinant since it was created from new combinations of genetic material in a yeast called Yarrowia lipolytica. MS1819 is currently in Phase II clinical development in France, Australia and New Zealand, with preliminary results expected in the second half of 2018. See “Recent Developments” below for additional information regarding the ongoing Phase IIa study of MS1819.

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B-Lactamase Program. Our b-lactamase program focuses on products with an enzymatic combination of bacterial origin for the prevention of hospital-acquired infections and antibiotic-associated diarrhea (“AAD”) by resistant bacterial strains induced by parenteral administration of several antibiotic classes. Currently, we have two compounds in pre-clinical development in this program, AZX1101 and AZX1103. Both AZX1101 and AZX1103 are composed of several distinct enzymes that break up individual classes of antibiotic molecules.  AZX1103 is a b-lactamase enzyme combination that has shown positive pre-clinical activity and degrading of amoxicillin in the presence of clavulanic acid in the upper gastrointestinal tract in the Gottingen minipig model. Currently, we are focused on advancing pre-clinical development of AZX1103, and expect to file an Investigational New Drug application (an “IND”) for AZX1103 with the U.S. Food and Drug Administration (“FDA”) by the end of 2018. At this time, we do not have immediate plans to continue the development of AZX1101.

Recent Developments

Update on Phase IIa Trial of MS1819-SD

On April 23, 2018, we provided an update on the first nine patients treated in our ongoing open-label, dose escalation Phase IIa trial of MS1819-SD. We observed both clinical activity and a clear dose response in these patients, where the highest MS1819-SD dose cohort continued to show greater than 21% improvement in the coefficient of fat absorption (“CFA”) in evaluable patients.  Additionally, maximal absolute CFA response to treatment was up to 57%, with an inverse relationship to baseline CFA. Favorable trends were also observed on other evaluated endpoints, such as Bristol stool scale, number of daily evacuations and weight of stool, and these were consistent with the CFA results. With regard to safety, no serious adverse events or notable mild to moderate events have been reported in the open-label, dose escalation Phase IIa trial.  Other markers relating to nutritional status including patients’ plasma albumen were unchanged with treatment.  Similarly, fecal nitrogen assessments and nitrogen output showed favorable trends. The open-label, dose escalation Phase IIa trial of MS1819-SD is being conducted in France, Australia, and New Zealand and has been designed to enroll 12-15 patients with EPI caused by chronic pancreatitis. The primary objective of the Phase IIa trial is to investigate the safety of escalating doses of MS1819-SD in patients with chronic pancreatitis. The secondary objective is to investigate the efficacy of MS1819-SD in these patients by analysis of the coefficient of fat absorption and its change from baseline. Safety is being assessed at the end of each treatment period with particular attention paid to immunoallergic effects, digestive symptoms and clinical laboratory tests.

Preclinical Data for AZX1103

On April 18, 2018, we announced positive preclinical results for AZX1103. The results from the preclinical studies showed that AZX1103 had activity and degraded amoxicillin in the presence of clavulanic acid in the upper GI tract in the Gottingen minipig model. AZX1103 is designed to be a complementary treatment for patients receiving antibiotics in the hospital setting. The series of preclinical studies investigated oral delivery of AZX1103 using three different capsule formulations: immediate-release, enteric-delivery or colonic-delivery. In all three formulations and at all doses tested, AZX1103 appeared to be well tolerated. No side effects were observed and the animals showed normal behavior, standard food consumption and body weight gain. There was no evidence of acute toxicity, and no severe immunoallergic reactions were seen at doses of up to 180mg/day. The favorable safety profile is partly the result of AZX1103 not being absorbed by the gut and entering the bloodstream. This property was confirmed by ELISA testing, which did not detect the enzyme in AZX1103 in the animal sera.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as risk factors referenced in the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus supplement and the accompanying prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx BioPharma SAS (formerly ProteaBio Europe SAS), a company incorporated in October 2008 under the laws of France and was a wholly-owned subsidiary of Protea Biosciences, Inc., ("Protea Sub"), in turn a wholly-owned subsidiary of Protea Biosciences Group, Inc., a publicly-traded company. Our principal executive offices are located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

THE OFFERING

Issuer	AzurRx BioPharma, Inc.

Common Stock Offered by Us	shares of common stock.

Common Stock to be Outstanding Immediately After this Offering	shares.

Use of Proceeds
We intend to use all of the net proceeds from this offering for working capital and general corporate purposes, including, without limitation, development of our product candidates, and general and administrative expenses. See “Use of Proceeds” on page S-22.

Risk Factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

NASDAQ Capital Market symbol	“AZRX.”

The number of shares of our common stock that will be outstanding immediately after the offering is based on 12,602,395 shares outstanding as of April 26, 2018. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

●     545,000 shares of common stock issuable upon the exercise of stock options as of April 26, 2018 at a weighted average exercise price of $4.05 per share;

●     410,000 shares of granted, but unissued, shares of restricted stock;

●     2,868,315 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.02 per share;

●     639,471 shares of common stock reserved for future issuance under the Amended and Restated 2014 Omnibus Equity Incentive Plan as of April 26, 2018; and

●     74,000 shares of common stock issuable upon conversion of an outstanding 12% Senior Secured Original Issue Discount Convertible Debenture as of April 26, 2018.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business and Industry

We are a development stage company and have a limited operating history upon which to base an investment decision.

We are a clinical development stage biopharmaceutical company. Since inception, we have engaged primarily in research and development activities, have not generated any revenues from product sales and have incurred significant net losses. We have not demonstrated our ability to perform the functions necessary for the successful commercialization of any products. The successful commercialization of any of our products will require us to perform a variety of functions, including:

●
continuing to undertake pre-clinical development and clinical trials;

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participating in regulatory approval processes;

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formulating and manufacturing products; and

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conducting sales and marketing activities.

Our operations to date have been limited to organizing and staffing, acquiring, developing and securing the proprietary rights for, and undertaking pre-clinical development and clinical trials of our product candidates. These operations provide a limited basis for our stockholders and prospective investors to assess our ability to complete development of or commercialize any products and the advisability of investing in our securities.

We have incurred significant operating losses and negative cash flows from operations since inception, had negative working capital at December 31, 2017 of approximately $527,000, and had an accumulated deficit at December 31, 2017 of approximately $33,983,000. We believe that our cash on hand, including the approximately $2,200,000 in net proceeds we received from the exercise of warrants in December 2017 and January 2018, will sustain operations until September 2018. We are dependent on obtaining, and are continuing to pursue, the necessary funding from outside sources, including obtaining additional funding from the sale of securities in order to continue our operations. Without adequate funding, we may not be able to meet our obligations. We believe these conditions raise substantial doubt about our ability to continue as a going concern.

Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

MS1819, and products in our b-lactamase program, including AZX1101 and AZX1103, are in the early stages of development and will require substantial further capital expenditures, development, testing, and regulatory clearances prior to commercialization. The development and regulatory approval process takes several years and it is not likely that any of our products, even if successfully developed and approved by the FDA or any comparable foreign regulatory authority, would be commercially available for at least four to five years or more. Of the large number of drugs in development, only a small percentage successfully completes the regulatory approval process and is commercialized. Accordingly, even if we are able to obtain the requisite financing to fund our development programs, we cannot assure you that our product candidates will be successfully developed or commercialized. Our failure to develop, manufacture or receive regulatory approval for or successfully commercialize any of our product candidates, could result in the failure of our business and a loss of all of your investment in our company.

Any product candidates we advance into clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, import, export, marketing and distribution of our product candidates are subject to extensive regulation by the FDA in the United States and by comparable health authorities in foreign markets, including Health Canada’s Therapeutic Products Directorate (“TPD”) and the European Medicines Agency (the “EMA”). In the United States, we are not permitted to market our product candidates until we receive approval of a New Drug Application (“NDA”) or Biologics License Application (“BLA”) from the FDA. The process of obtaining such approval is expensive, often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. In addition to the significant clinical testing requirements, our ability to obtain marketing approval for these products depends on obtaining the final results of required non-clinical testing, including characterization of the manufactured components of our product candidates and validation of our manufacturing processes. The FDA may determine that our product manufacturing processes, testing procedures or facilities are insufficient to justify approval. Approval policies or regulations may change and the FDA has substantial discretion in the pharmaceutical approval process, including the ability to delay, limit or deny approval of a product candidate for many reasons. Despite the time and expense invested in clinical development of product candidates, regulatory approval is never guaranteed.

The FDA, the TPD and/or the EMA can delay, limit or deny approval of a product candidate for many reasons, including, but not limited to:

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disagreement with the design or implementation of our clinical trials;

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failure to demonstrate to their satisfaction that a product candidate is safe and effective for any indication;

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failure to accept clinical data from trials which are conducted outside their jurisdiction;

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the results of clinical trials may not meet the level of statistical significance required for approval;

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we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

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such agencies may disagree with our interpretation of data from preclinical studies or clinical trials;

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failure to approve the manufacturing processes or facilities of third-party manufacturers with which we or our collaborators contract for clinical and commercial supplies; or

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changes in the approval policies or regulations of such agencies may significantly change in a manner rendering our clinical data insufficient for approval.

Any delay in obtaining, or inability to obtain, applicable regulatory approvals would prevent us from commercializing our product candidates.

If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons.  The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the trial until its conclusion.  The enrollment of patients depends on many factors, including:

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the number of clinical trials for other product candidates in the same therapeutic area that are currently in clinical development, and our ability to compete with such trials for patients and clinical trial sites;

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the patient eligibility criteria defined in the protocol;

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the size of the patient population;

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the proximity and availability of clinical trial sites for prospective patients;

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the design of the trial;

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our ability to recruit clinical trial investigators with the appropriate competencies and experience;

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our ability to obtain and maintain patient consents; and

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the risk that patients enrolled in clinical trials will drop out of the trials before completion.

Our clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates.  This competition will reduce the number and types of patients and qualified clinical investigators available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors or clinical trial sites may not allow us to conduct our clinical trial at such site if competing trials are already being conducted there.  Since the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for our clinical trials in such clinical trial site.  We may also encounter difficulties finding a clinical trial site at which to conduct our trials.

Delays in patient enrollment may result in increased costs or may affect the timing or outcome of our planned clinical trials, which could prevent completion of these clinical trials and adversely affect our ability to advance the development of our product candidates.

Because the results of preclinical studies and early clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials, if any, or receive regulatory approval.

Pharmaceutical development has inherent risk. We will be required to demonstrate through well-controlled clinical trials that our product candidates are effective with a favorable benefit-risk profile for use in their target indications before we can seek regulatory approvals for their commercial sale. Our principal product candidate, MS1819 has only completed a Phase Ib clinical trial, while our other product candidates, AZX1101 and AZX1103, have only been tested in a pre-clinical setting. Success in pre-clinical studies or early clinical trials does not mean that later clinical trials will be successful as product candidates in later-stage clinical trials may fail to demonstrate sufficient safety or efficacy despite having progressed through initial clinical testing. In preclinical studies and clinical trials we have conducted to date, our product candidates’ safety profiles are based on studies and trials that have involved a small number of subjects or patients over a limited period of time.  We may observe adverse or significant adverse events or drug-drug interactions in future pre-clinical studies or clinical trial candidates, which could result in the delay or termination of development, prevent regulatory approval, or limit market acceptance if ultimately approved. We also may need to conduct additional clinical trials that are not currently anticipated. Companies frequently suffer significant setbacks in advanced clinical trials, even after earlier clinical trials have shown promising results.

Any product candidate we advance into clinical trials may cause unacceptable adverse events or have other properties that may delay or prevent their regulatory approval or commercialization or limit their commercial potential.

Unacceptable adverse events caused by any of our product candidates in clinical trials could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all targeted indications and markets. This, in turn, could prevent us from commercializing the affected product candidate and generating revenues from its sale.  We have not yet completed testing of any of our product candidates for the treatment of the indications for which we intend to seek product approval in humans, and we currently do not know the extent of adverse events, if any, that will be observed in patients who receive any of our product candidates.  If any of our product candidates cause unacceptable adverse events in clinical trials, we may not be able to obtain regulatory approval or commercialize such product or, if such product candidate is approved for marketing, future adverse events could cause us to withdraw such product from the market.

Delays in the commencement or completion of our clinical trials could result in increased costs and delay our ability to pursue regulatory approval.

Although we commenced a Phase II clinical trial for MS1819 in late-2016, and currently anticipate competing the preclinical work necessary to file an IND for AZX1103 by the end of 2018, the commencement of clinical trials can be delayed for a variety of reasons, including delays in:

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obtaining regulatory clearance to commence a clinical trial;

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identifying, recruiting and training suitable clinical investigators;

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reaching agreement on acceptable terms with prospective Contract Research Organizations (“CROs”) and trial sites, the terms of which can be subject to extensive negotiation, may be subject to modification from time to time and may vary significantly among different CROs and trial sites;

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obtaining sufficient quantities of a product candidate for use in clinical trials;

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obtaining Investigator Review Board (“IRB”) or ethics committee approval to conduct a clinical trial at a prospective site;

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identifying, recruiting and enrolling patients to participate in a clinical trial;

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retaining patients who have initiated a clinical trial but may withdraw due to adverse events from the therapy, insufficient efficacy, fatigue with the clinical trial process or personal issues; and

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availability of funds.

Any delays in the commencement of our clinical trials will delay our ability to pursue regulatory approval for our product candidates. In addition, many of the factors that cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate.

Once a clinical trial has begun, patient recruitment and enrollment may be slower than we anticipate. Clinical trials may also be delayed as a result of ambiguous or negative interim results or difficulties in obtaining sufficient quantities of product manufactured in accordance with regulatory requirements.

We may be required to suspend, repeat or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

Regulatory agencies, IRBs or data safety monitoring boards may at any time recommend the temporary or permanent discontinuation of our clinical trials or request that we cease using investigators in the clinical trials if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements, or that they present an unacceptable safety risk to participants. Clinical trials must be conducted in accordance with current Good Clinical Practices (“cGCPs”) or other applicable foreign government guidelines governing the design, safety monitoring, quality assurance and ethical considerations associated with clinical studies. Clinical trials are subject to oversight by the FDA, other foreign governmental agencies and IRBs at the study sites where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced in accordance with applicable cGMPs which are the FDA's regulations governing the design, monitoring and control of manufacturing processes and facilities. Clinical trials may be suspended by the FDA, other foreign governmental agencies, or us for various reasons, including:

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deficiencies in the conduct of the clinical trials, including failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;

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deficiencies in the clinical trial operations or trial sites;

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the product candidate may have unforeseen adverse side effects;

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deficiencies in the trial design necessary to demonstrate efficacy;

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fatalities or other adverse events arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;

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the product candidate may not appear to be more effective than current therapies; or

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the quality or stability of the product candidate may fall below acceptable standards.

If we elect or are forced to suspend or terminate a clinical trial of any other of our product candidates, the commercial prospects for that product will be harmed and our ability to generate product revenue from that product may be delayed or eliminated.  Furthermore, any of these events could prevent us or our partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing our product candidates and impair our ability to generate revenue from the commercialization of these products either by us or by our collaboration partners.

Because we licensed our product candidates from third parties, any dispute with our licensors or non-performance by us or by our licensors may adversely affect our ability to develop and commercialize the applicable product candidates.

Some of our product candidates, including related intellectual property rights, were licensed from third parties. Under the terms of our license agreements, the licensors generally have the right to terminate such agreements in the event of a material breach by us. Our licenses require us to make annual, milestone or other payments prior to commercialization of any product and our ability to make these payments depends on our ability to generate cash in the future. These agreements generally require us to use diligent and reasonable efforts to develop and commercialize the product candidate. In the case of MS1819, Laboratoires Mayoly Spindler SAS (“Mayoly”) licenses MS1819 from a third party and, accordingly, our rights to MS1819 are also subject to Mayoly’s performance of its obligations to its licensor, any breach of which we may be required to remedy in order to preserve our rights.

If there is any conflict, dispute, disagreement or issue of non-performance between us and our licensing partner regarding our rights or obligations under the license agreement, including any conflict, dispute or disagreement arising from our failure to satisfy payment obligations under such agreement, our ability to develop and commercialize the affected product candidate may be adversely affected. Similarly, any such dispute or issue of non-performance between Mayoly and its licensor that we are unable to cure could adversely affect our ability to develop and commercialize MS1819. Any loss of our rights under our license agreements could delay or completely terminate our product development efforts for the affected product candidate.

We may form or seek strategic alliances or enter into additional licensing arrangements in the future, and we may not realize the benefits of such alliances or licensing arrangements.

From time to time, we may form or seek strategic alliances, create joint ventures or collaborations or enter into additional licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to our product candidates and any future product candidates that we may develop.  Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute our existing stockholders or disrupt our management and business.  These relationships also may result in a delay in the development of our product candidates if we become dependent upon the other party and such other party does not prioritize the development of our product candidates relative to its other development activities.  In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex.  Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy.  If we license products or businesses, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture.  We cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. We rely completely on third parties to manufacture our preclinical and clinical pharmaceutical supplies and expect to continue to rely on third parties to produce commercial supplies of any approved product candidate, and our dependence on third party suppliers could adversely impact our business.

We rely completely on third parties to manufacture our preclinical and clinical pharmaceutical supplies and expect to continue to rely on third parties to produce commercial supplies of any approved product candidate, and our dependence on third party suppliers could adversely impact our business.

The proprietary yeast strain used to manufacture the active pharmaceutical ingredient in MS1819 is located in a storage facility maintained by Charles River Laboratories in Malvern, Pennsylvania and such manufacturing is conducted by DSM Capua SPA in Italy.  We are completely dependent on these third parties for product supply and our MS1819 development programs would be adversely affected by a significant interruption in our ability to receive such materials.  Furthermore, our third-party suppliers will be required to maintain compliance with cGMPs and will be subject to inspections by the FDA or comparable regulatory authorities in other jurisdictions to confirm such compliance. In the event that the FDA or such other authorities determine that our third-party suppliers have not complied with cGMP, our clinical trials could be terminated or subjected to a clinical hold until such time as we are able to obtain appropriate replacement material.  Any delay, interruption or other issues that arise in the manufacture, packaging, or storage of our products as a result of a failure of the facilities or operations of our third party suppliers to pass any regulatory agency inspection could significantly impair our ability to develop and commercialize our products.

We do not expect to have the resources or capacity to commercially manufacture any of our proposed products, if approved, and will likely continue to be dependent upon third party manufacturers. Our dependence on third parties to manufacture and supply us with clinical trial materials and any approved products may adversely affect our ability to develop and commercialize our products on a timely basis or at all.

We rely on third parties to conduct our clinical trials. If these third parties do not meet our deadlines or otherwise conduct the trials as required, our clinical development programs could be delayed or unsuccessful and we may not be able to obtain regulatory approval for or commercialize our product candidates when expected or at all.

We do not have the ability to conduct all aspects of our preclinical testing or clinical trials ourselves. We intend to use CROs to conduct our planned clinical trials and will rely upon such CROs, as well as medical institutions, clinical investigators and consultants, to conduct our trials in accordance with our clinical protocols. Our future CROs, investigators and other third parties will play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials.

There is no guarantee that any CROs, investigators and other third parties upon which we rely for administration and conduct of our clinical trials will devote adequate time and resources to such trials or perform as contractually required. If any of these third parties fail to meet expected deadlines, fail to adhere to our clinical protocols or otherwise perform in a substandard manner, our clinical trials may be extended, delayed or terminated. Further, the FDA, or other similar foreign regulatory authorities, may inspect some of the clinical sites participating in our clinical trials in the U.S., or our third-party vendors’ sites, to determine if our clinical trials are being conducted according to Good Clinical Practices, or GCPs.  If we or the FDA determine that our CROs are not in compliance with, or have not conducted our clinical trials according to, applicable regulations we may be forced to delay, repeat or terminate such clinical trials. If any of our clinical trial sites terminate for any reason, we may experience the loss of follow-up information on patients enrolled in our ongoing clinical trials unless we are able to transfer the care of those patients to another qualified clinical trial site. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash or equity compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be jeopardized.

We will face intense competition and may not be able to compete successfully.

We operate in highly competitive segments of the biotechnology and biopharmaceutical markets. We face competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies, and private and public research institutions. Our product candidates, if successfully developed and approved, will compete with established therapies, as well as new treatments that may be introduced by our competitors. Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than us. Large pharmaceutical companies have extensive experience in clinical testing and obtaining regulatory approval for drugs. In addition, many universities and private and public research institutes are active in cancer research, some in direct competition with us. We also may compete with these organizations to recruit management, scientists and clinical development personnel. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. New developments, including the development of other biological and pharmaceutical technologies and methods of treating disease, occur in the pharmaceutical and life sciences industries at a rapid pace. Developments by competitors may render our product candidates obsolete or noncompetitive. We will also face competition from these third parties in recruiting and retaining qualified personnel, establishing clinical trial sites and patient registration for clinical trials and in identifying and in-licensing new product candidates.

Our success will depend upon intellectual property, proprietary technologies and regulatory market exclusivity periods, and we may be unable to protect our intellectual property.

Our success will depend, in large part, on obtaining and maintaining patent protection and trade secret protection for our product candidates and their formulations and uses, as well as successfully defending these patents against third-party challenges. Under our license agreement with Mayoly, enforcement of patents relating to MS1819 is the responsibility of Mayoly. If we or our licensors fail to appropriately prosecute and maintain patent protection for our product candidates, our ability to develop and commercialize these product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. This failure to properly protect the intellectual property rights relating to these product candidates could have a material adverse effect on our financial condition and results of operations.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or our partners will be successful in protecting our product candidates by obtaining and defending patents. These risks and uncertainties include the following:

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patent applications may not result in any patents being issued;

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patents that may be issued or in-licensed may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable, or otherwise may not provide any competitive advantage;

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our competitors, many of which have substantially greater resources than we or our partners and many of which have made significant investments in competing technologies, may seek, or may already have obtained, patents that will limit, interfere with, or eliminate our ability to make, use, and sell our potential products;

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there may be significant pressure on the United States government and other international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful as a matter of public policy regarding worldwide health concerns;

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countries other than the United States may have patent laws less favorable to patentees than those upheld by United States courts, allowing foreign competitors a better opportunity to create, develop, and market competing products; and

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we may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.

In addition to patents, we and our partners also rely on trade secrets and proprietary know-how. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, third parties may still obtain this information or come upon this same or similar information independently. We may become subject to claims that we or consultants, advisors or independent contractors that we may engage to assist us in developing our product candidates have wrongfully or inadvertently disclosed to us or used trade secrets or other proprietary information of their former employers or their other clients.

We intend to rely on market exclusivity periods that may not be or remain available to us.

We intend to rely on our ability to obtain and maintain a regulatory period of market exclusivity for any of our biologic product candidates that are successfully developed and approved for commercialization. Although this period in the United States is currently 12 years from the date of marketing approval, reductions to this period have been proposed. This exclusivity period in Europe is currently 10 years from the date of marketing approval by the EMA. Once any regulatory period of exclusivity expires, depending on the status of our patent coverage and the nature of the product, we may not be able to prevent others from marketing products that are biosimilar to or interchangeable with our products, which would materially adversely affect us.

In addition, United States patent laws may change which could prevent or limit us from filing patent applications or patent claims to protect our products and/or technologies or limit the exclusivity periods that are available to patent holders. For example, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law, and includes a number of significant changes to United States patent law. These include changes to transition from a “first-to-invent” system to a “first-to-file” system and to the way issued patents are challenged. These changes may favor larger and more established companies that have more resources to devote to patent application filing and prosecution. The United States Patent and Trademark Office is currently developing regulations and procedures to administer the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until one year or 18 months after its enactment. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries and our ability to enforce or defend our issued patents.

If we are unable to establish sales and marketing capabilities or fail to enter into agreements with third parties to market, distribute and sell any products we may successfully develop, we may not be able to effectively market and sell any such products and generate product revenue.

We do not currently have the infrastructure for the sales, marketing and distribution of any of our product candidates, and must build this infrastructure or make arrangements with third parties to perform these functions in order to commercialize any products that we may successfully develop. The establishment and development of a sales force, either by us or jointly with a partner, or the establishment of a contract sales force to market any products we may develop will be expensive and time-consuming and could delay any product launch. If we, or our partners, are unable to establish sales and marketing capability or any other non-technical capabilities necessary to commercialize any products we may successfully develop, we will need to contract with third parties to market and sell such products. We may not be able to establish arrangements with third-parties on acceptable terms, if at all.

If any product candidate that we successfully develop does not achieve broad market acceptance among physicians, patients, healthcare payors and the medical community, the revenues that it generates from their sales will be limited.

Even if our product candidates receive regulatory approval, they may not gain market acceptance among physicians, patients, healthcare payors and the medical community. Coverage and reimbursement of our product candidates by third-party payors, including government payors, generally is also necessary for commercial success. The degree of market acceptance of any approved products will depend on a number of factors, including:

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the efficacy and safety as demonstrated in clinical trials;

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the clinical indications for which the product is approved;

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acceptance by physicians, major operators of hospitals and clinics and patients of the product as a safe and effective treatment;

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acceptance of the product by the target population;

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the potential and perceived advantages of product candidates over alternative treatments;

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the safety of product candidates seen in a broader patient group, including its use outside the approved indications;

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the cost of treatment in relation to alternative treatments;

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the availability of adequate reimbursement and pricing by third parties and government authorities;

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relative convenience and ease of administration;

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the prevalence and severity of adverse events;

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the effectiveness of our sales and marketing efforts; and

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unfavorable publicity relating to the product.

If any product candidate is approved but does not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, we may not generate sufficient revenue from these products and may not become or remain profitable.

We may incur substantial product liability or indemnification claims relating to the clinical testing of our product candidates.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials, and claims could be brought against us if use or misuse of one of our product candidates causes, or merely appears to have caused, personal injury or death. While we have and intend to maintain product liability insurance relating to our clinical trials, our coverage may not be sufficient to cover claims that may be made against us and we may be unable to maintain such insurance. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources or destroy the prospects for commercialization of the product which is the subject of any such claim. We are unable to predict if we will be able to obtain or maintain product liability insurance for any products that may be approved for marketing. Additionally, we have entered into various agreements where we indemnify third parties for certain claims relating to the testing and use of our product candidates. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnifications.

If we fail to attract and retain key management and clinical development personnel, we may be unable to successfully develop or commercialize our product candidates.

We are dependent on our management team and clinical development personnel and our success will depend on their continued service, as well as our ability to attract and retain highly qualified personnel. In particular, the continued service of our senior management team, including Johan M. (Thijs) Spoor, our President and Chief Executive Officer, Maged Shenouda, our Chief Financial Officer, and Daniel Dupret, our Chief Scientific Officer, is critical to our success. The market for the services of qualified personnel in the pharmaceutical industry is highly competitive. The loss of service of any member of our senior management team or key personnel could prevent, impair or delay the implementation of our business plan, the successful conduct and completion of our planned clinical trials and the commercialization of any product candidates that we may successfully develop. We do not carry key man insurance for any member of our senior management team.

We use biological materials and may use hazardous materials, and any claims relating to improper handling, storage or disposal of these materials could be time consuming or costly.

We may use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. Our operations also produce hazardous waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our product development efforts. In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. We do not carry specific biological or hazardous waste insurance coverage and our property and casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

If we or our partners are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business.

Our success also depends upon our ability and the ability of any of our future collaborators to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. Numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing products, some of which may be directed at claims that overlap with the subject matter of our intellectual property. Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our product candidates or proprietary technologies may infringe. Similarly, there may be issued patents relevant to our product candidates of which we are not aware.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and biopharmaceutical industries generally. If a third party claims that we or any of our licensors, suppliers or collaborators infringe the third party’s intellectual property rights, we may have to:

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obtain licenses, which may not be available on commercially reasonable terms, if at all;

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abandon an infringing product candidate or redesign our products or processes to avoid infringement;

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pay substantial damages, including the possibility of treble damages and attorneys’ fees, if a court decides that the product or proprietary technology at issue infringes on or violates the third party’s rights;

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pay substantial royalties, fees and/or grant cross licenses to our technology; and/or

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defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

Healthcare reform and restrictions on reimbursements may limit our financial returns.

Our ability or the ability of our collaborators to commercialize any of our product candidates that we successfully develop may depend, in part, on the extent to which government health administration authorities, private health insurers and other organizations will reimburse consumers for the cost of these products. These third parties are increasingly challenging both the need for and the price of new drug products. Significant uncertainty exists as to the reimbursement status of newly approved therapeutics. Adequate third-party reimbursement may not be available for our product candidates to enable us or our collaborators to maintain price levels sufficient to realize an appropriate return on their and our investments in research and product development.

Changes in healthcare law and implementing regulations, including government restrictions on pricing and reimbursement, as well as healthcare policy and other healthcare payor cost-containment initiatives, may negatively impact our ability to generate revenues.

The potential pricing and reimbursement environment for our drug product candidates and any future products may change in the future and become more challenging due to, among other reasons, policies advanced by the current or any new presidential administration, federal agencies, new healthcare legislation passed by Congress or fiscal challenges faced by all levels of government health administration authorities.

If we or any of our independent contractors, consultants, collaborators, manufacturers, vendors or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could result in penalties and affect our ability to develop, market and sell our product candidates and may harm our reputation.

We are subject to federal, state, and foreign healthcare laws and regulations pertaining to fraud and abuse and patients’ rights. These laws and regulations include:

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the U.S. federal healthcare program anti-kickback law, which prohibits, among other things, persons and entities from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid;

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the U.S. federal false claims and civil monetary penalties laws, which prohibit, among other things, individuals or entities from knowingly presenting or causing to be presented, claims for payment by government funded programs such as Medicare or Medicaid that are false or fraudulent, and which may apply to us by virtue of statements and representations made to customers or third parties;

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the U.S. federal Health Insurance Portability and Accountability Act ("HIPAA"), which prohibits, among other things, executing a scheme to defraud healthcare programs;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act ("HITECH"), imposes requirements relating to the privacy, security, and transmission of individually identifiable health information, and requires notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

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the federal Physician Payment Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services ("CMS"), information related to payments and other transfers of value to physicians, other healthcare providers and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members, which is published in a searchable form on an annual basis; and

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state laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws that may be broader in scope and also apply to commercial insurers and other non-federal payors, requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security.

If our operations are found to be in violation of any such health care laws and regulations, we may be subject to penalties, including administrative, civil and criminal penalties, monetary damages, disgorgement, imprisonment, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely affect our financial results.  Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated.  Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful.  In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.

We will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of December 31, 2017, we had thirteen employees. As our development and commercialization plans and strategies develop, and as we continue to transition into operating as a public company, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

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identifying, recruiting, integrating, maintaining and motivating additional employees;

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managing our internal development efforts effectively, including the clinical, FDA and international regulatory review process for our product candidates, while complying with our contractual obligations to contractors and other third parties; and

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improving our operational, financial and management controls, reporting systems and procedures.

Our future financial performance and our ability to commercialize our product candidates will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of regulatory approval, clinical management and manufacturing.  There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements.  In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval of our product candidates or otherwise advance our business.  There can be no assurance that we will be able to manage our existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product candidates and, accordingly, may not achieve our research, development and commercialization goals.

Risks Relating to our Finances, Capital Requirements and Other Financial Matters

We are a development stage company with a history of operating losses that are expected to continue and we are unable to predict the extent of future losses, whether we will generate significant revenues or whether we will achieve or sustain profitability.

We are a company in the development stage and our prospects must be considered in light of the uncertainties, risks, expenses and difficulties frequently encountered by companies in their early stages of operations. We have generated operating losses since our inception, including losses of approximately $11,096,000 and $14,592,000 for the years ended December 31, 2017 and 2016, respectively. We expect to make substantial expenditures and incur increasing operating costs in the future and our accumulated deficit will increase significantly as we expand development and clinical trial activities for our product candidates. Our losses have had, and are expected to continue to have, an adverse impact on our working capital, total assets and stockholders’ equity. Because of the risks and uncertainties associated with product development, we are unable to predict the extent of any future losses, whether we will ever generate significant revenues or if we will ever achieve or sustain profitability.

We have incurred significant operating losses and negative cash flows from operations since inception, had negative working capital at December 31, 2017 of approximately $527,000 and had an accumulated deficit at December 31, 2017 of approximately $33,983,000. We believe that our cash on hand, including the approximately $2,200,000 in net proceeds received in 2018 from the exercise of warrants, will sustain operations until September 2018. We are dependent on obtaining, and are continuing to pursue, the necessary funding from outside sources, including obtaining additional funding from the sale of securities in order to continue our operations. Without adequate funding, we may not be able to meet our obligations. We believe these conditions raise substantial doubt about our ability to continue as a going concern.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. During the years ended December 31, 2017 and 2016, we incurred research and development expenses of approximately $2,395,000 and $2,496,000, respectively. We expect to continue to spend substantial amounts on product development, including conducting clinical trials for our product candidates and purchasing clinical trial materials from our suppliers. We believe that our cash on hand, including the approximately $2,200,000 in net proceeds received in 2018 from the exercise of warrants, will sustain our operations until September 2018 and that we will require substantial additional funds to support our continued research and development activities, as well as the anticipated costs of preclinical studies and clinical trials, regulatory approvals and potential commercialization. We have based this estimate, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

Until such time, if ever, as we can generate a sufficient amount of product revenue and achieve profitability, we expect to seek to finance future cash needs through equity or debt financings or corporate collaboration and licensing arrangements. We currently have no other commitments or agreements relating to any of these types of transactions and we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital, we will have to delay, curtail or eliminate one or more of our research and development programs.

Raising additional funds by issuing securities or through licensing or lending arrangements may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital by issuing equity securities, the share ownership of existing stockholders will be diluted. Any future debt financing may involve covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions, among other restrictions. In addition, if we raise additional funds through licensing arrangements, it may be necessary to relinquish potentially valuable rights to our product candidates, or grant licenses on terms that are not favorable to us.

We have certain debentures outstanding, in the total amount, including accrued interest, of $387,200 at December 31, 2017, which debentures mature on July 11, 2018. If we are unable to pay the debentures when due, or otherwise restructure the debentures, we will be in default.

During the quarter ended June 30, 2017, we issued certain debentures, the principal and original issue discount of which is $1,120,000. The debentures are due on July 11, 2018 (the “Maturity Date”). In the event we do not have the cash resources to pay the debentures when due, such debentures will be in default. As a result, our business, financial condition and future prospects could be negatively impacted.

Risks Associated with our Capital Stock

The limited public market for our securities may adversely affect an investor’s ability to liquidate an investment in us.

Although our common stock is currently listed on the Nasdaq Capital Market, there is limited trading activity.  We can give no assurance that an active market will develop, or if developed, that it will be sustained.  If an investor acquires shares of our common stock, the investor may not be able to liquidate our shares should there be a need or desire to do so.

The market price of our common stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our stock price may experience substantial volatility as a result of a number of factors, including

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sales or potential sales of substantial amounts of our common stock;

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delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of these trials;

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announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

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developments concerning our licensors or product manufacturers;

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litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

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conditions in the pharmaceutical or biotechnology industries;

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governmental regulation and legislation;

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variations in our anticipated or actual operating results;

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change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations; foreign currency values and fluctuations; and

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overall economic conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our common stock, regardless of our actual operating performance.

Future sales and issuances of our common stock may cause our stock price to decline.

Sales or issuances of a substantial number of shares of our common stock in the public market, or the perception that these sales or issuances are occurring or might occur, could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

The stock market in general, and small biopharmaceutical companies like ours in particular, have frequently experienced volatility in the market prices for securities that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating performance. In certain recent situations in which the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against such company that issued the stock. If any of our stockholders were to bring a lawsuit against us, the defense and disposition of the lawsuit could be costly and divert the time and attention of our management and harm our operating results. Additionally, if the trading volume of our common stock remains low and limited there will be an increased level of volatility and you may not be able to generate a return on your investment.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. Future sales of shares by existing stockholders could cause our stock price to decline, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Future sales and issuances of a substantial number of shares of our common stock in the public market, including shares that may be issued upon exercise of outstanding options and warrants for common stock, in the public market, or the perception that these sales and issuances are occurring or might occur, could significantly reduce the market price for our common stock and impair our ability to raise adequate capital through the sale of equity securities.

We have never paid and do not intend to pay cash dividends.  As a result, capital appreciation, if any, will be your sole source of gain.

We have never paid cash dividends on any of our capital stock and we currently intend to retain future earnings, if any, to fund the development and growth of our business.  In addition, the terms of existing and future debt agreements may preclude us from paying dividends.  As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Provisions in our restated certificate of incorporation, our restated by-laws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of our restated certificate of incorporation, our restated by-laws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

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the inability of stockholders to call special meetings; and

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the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We are eligible to be treated as an “emerging growth company,” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, after which, in each case, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our shares is influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including research and development, working capital and capital expenditures. We may use a portion of the net proceeds to continue clinical development and testing of MS1819, advance our preclinical program AZX1103 and other products in our b-lactamase program. We may also use the net proceeds from the sale of the securities under this prospectus to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the public offering price per share is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of shares of our common stock at a public offering price of $    per share, and after deducting the underwriting discount and estimated offering expenses payable by us, you will suffer immediate and substantial dilution of $    per share in the net tangible book value of the common stock you purchase in this offering. To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue equity-based awards to our employees under our Amended and Restated 2014 Omnibus Equity Incentive Plan, there will be further dilution to investors who purchase shares in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing shares in this offering will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page S-23.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception that such sales may occur, may adversely impact the price of our common stock, even if there is no relationship between such sales and the performance of our business. As of April 26, 2018, we had 12,602,395 shares of common stock outstanding, as well as stock options to purchase, an aggregate of 545,000 shares of our common stock at a weighted average exercise price of $4.05 per share, 410,000 shares of granted, but unissued restricted stock, outstanding warrants to purchase up to an aggregate of 2,868,315 shares of our common stock at a weighted average exercise price of $5.02 per share and up to 74,000 shares of our common stock issuable upon conversion of an outstanding 12% Senior Secured Original Issue Discount Convertible Debenture. The exercise of such outstanding derivative securities may result in further dilution of your investment.

 CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus supplement and the accompanying prospectus, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●
the availability of capital to satisfy our working capital requirements;

●
the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●
our ability to continue operating as a going concern;

●
our plans to develop and commercialize our product candidates, consisting of MS1819, AZX1103 and AZX1101;

●
our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●
regulatory developments in the U.S. and foreign countries;

●
the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

●
our ability to obtain and maintain intellectual property protection for our core assets;

●
the size of the potential markets for our product candidates and our ability to serve those markets;

●
the rate and degree of market acceptance of our product candidates for any indication once approved;

●
the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●
the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

●
other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $         , after deducting the underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the securities offered by this prospectus supplement and accompanying prospectus primarily for research and development expenses associated with continuing clinical development and testing of MS1819, advancing our preclinical programs for AZX1103 and for other working capital and capital expenditures.

The table below reflects our current planned use of the net proceeds from this offering, assuming no exercise of the warrants. Each of these amounts is an estimate only, and is subject to change at any time before or after closing of the offering.

Amounts in $000

Gross proceeds	$
Underwriting discount and other expenses of the offering	$
Net proceeds	$

Research and development

General and administrative, working capital and other general corporate purposes	$
$

Pending other uses, we intend to invest our proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION

If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding. As of December 31, 2017, our net tangible book value was approximately $(1.7 million), or approximately $(0.14) per share.

After giving effect to the sale by us of shares of common stock in this offering at a public offering price of $   per share, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2017 would have been approximately $   , or approximately $   per share. This amount represents an immediate increase in net tangible book value of $   per share to existing stockholders and an immediate dilution in net tangible book value of $   per share to purchasers of our common stock in this offering.

The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per share:			$
Net tangible book value per share as of December 31, 2017		$(0.14)
Increase in net tangible book value per share after this offering	$

Net tangible book value per share after this offering			$

Dilution per share to new investors			$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the public offering price in this offering. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

The number of shares of our common stock that will be outstanding immediately after the offering is based on 12,042,574 shares outstanding as of December 31, 2017, and excludes:

●
545,000 shares of common stock issuable upon the exercise of stock options, with a weighted average exercise price of $4.05 per share;

●
410,000 shares of granted, but unissued, shares of restricted stock;

●
3,371,385 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.28 per share;

●
548,087 shares of common stock reserved for future issuance under the Amended and Restated 2014 Omnibus Equity Incentive Plan; and

●
100,000 shares of common stock issuable upon conversion of an outstanding 12% Senior Secured Original Issue Discount Convertible Debenture.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common stock

The material terms and provisions of our common stock are described under the caption “Description of our Capital Stock” in the accompanying prospectus beginning on page 6. As of April 26, 2018, we had 12,602,395 shares of our common stock outstanding. Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX”.

UNDERWRITING

We have entered into an underwriting agreement dated           , 2018 with the underwriter named below.

The underwriting agreement provides for the purchase of a specific number of shares of common stock by the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
Total

The underwriter has agreed to purchase all of the shares offered by this prospectus supplement if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the underwriting agreement may be terminated, depending on the circumstances.

The shares should be ready for delivery on or about May     , 2018 against payment in immediately available funds.

May     , 2018 is the 2nd business day following the date of this prospectus supplement. The 2nd day settlement may affect the trading of the shares on the date of this prospectus supplement and in the days prior to settlement. The underwriter is offering the shares subject to various conditions and may reject all or part of any order. The underwriter has advised us that the underwriter proposes to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $    per share. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Underwriting Discount and Expenses

The following table provides information regarding the amount of the underwriting discount to be paid to the underwriter by us.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We have agreed to pay to the underwriter an underwriting discount equal to 7% of the aggregate gross proceeds to us from the sale of the shares in the offering, subject to certain exceptions. In addition, we have agreed to reimburse the underwriter for offering expenses, including legal fees and expenses, up to $100,000, subject to compliance with FINRA Rule 5110(f)(2)(D)(i). We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $       .

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $    ..

We have also agreed to issue warrants to the underwriter, or its designees, to purchase that number of shares of our common stock equal to 5% of the aggregate number of shares of common stock sold in this offering. The underwriter warrants will have a term of no greater than five years from the effective date of this prospectus supplement and an exercise price equal to the greater of the (i) public offering price per share in this offering or (ii) the closing price of the Company’s common stock on the closing date of this offering, as reported by the Nasdaq Capital Market. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

●
(i) by operation of law or by reason of our reorganization;

●
(ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●
(iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered;

●
(iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or

●
(v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Other Relationships

In addition, we have granted to the underwriter a right to act as sole underwriter or placement agent with respect to additional raises of funds by means of a public offering or private placement of equity or debt securities using an underwriter or placement agent or financing any indebtedness using an agent or manager during the 12 months following the completion of this offering, subject to FINRA Rule 5110(f)(2)(D)(ii).

No Sales of Similar Securities

We, our officers and directors have agreed to a 90 day “lock up” with respect to shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc. The underwriter has informed us that it does not expect discretionary sales by the underwriter to exceed five percent of the shares offered by this prospectus supplement.

Determination of Offering Price

The offering price for the shares has been determined by us and the underwriter, based on the following factors:

●
the history and prospects for the industry in which we compete;

●
our past and present operations;

●
our historical results of operations;

●
our prospects for future business and earning potential;

●
our management;

●
the general condition of the securities markets at the time of this offering;

●
the recent market prices of securities of generally comparable companies;

●
the market capitalization and stages of development of other companies which we and the underwriter believe to be comparable to us; and

●
other factors deemed to be relevant.

Stabilization

Rules of the SEC may limit the ability of the underwriter to bid for or purchase shares before the distribution of the shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●     Stabilizing transactions – The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●     Syndicate covering transactions – The underwriter may sell more shares of our common stock in connection with this offering than the number of shares than it has committed to purchase. This overallotment creates a naked short position for the underwriter. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●     Penalty bids – If the underwriter purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from selling group members who sold those shares as part of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus Supplement

A prospectus supplement in electronic format may be delivered to potential investors by the underwriter participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.

NOTICE TO INVESTORS

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

BELGIUM

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares of common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any shares of common stock, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the shares of common stock or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of shares of common stock to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus supplement in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

CHANNEL ISLANDS

JERSEY

No regulatory consent or approval has been sought in respect of the offering in Jersey and it must be distinctly understood that the Jersey Financial Services Commission is not responsible for the financial soundness of the issuer or the correctness of any statements made or opinions expressed in connection with the issuer. The offer of shares of common stock is personal to the person to whom this prospectus supplement is being delivered, and an application for the shares of common stock will only be accepted from such person. This prospectus supplement is being issued to persons in Jersey in reliance on the Financial Services (Investment Business (Overseas Persons - Exemption)) (Jersey) Order 2001 and accordingly the provisions of the Financial Services (Jersey) Law 1998 do not apply to Oppenheimer & Co. Inc. or any other persons who, in connection with this offer, are dealing with or carrying on other specified investment business with persons in Jersey.

GUERNSEY (including the islands of Alderney and Sark)

This prospectus supplement relates to a private placement and does not constitute an offer to the public in Guernsey to subscribe for the shares of common stock offered hereby. No regulatory consent or approval has been sought in respect of the offering in Guernsey and it must be distinctly understood that the Guernsey Financial Services Commission is not responsible for the financial soundness of the issuer or the correctness of any statements made or opinions expressed in connection with the issuer. The offer of shares of common stock is personal to the person to whom this prospectus supplement is being delivered, and an application for the shares of common stock will only be accepted from such person. The offering is only being promoted in or from within Guernsey to persons licensed under the Protection of Investors (Bailiwick of Guernsey) Law, 1987 (as amended), the Insurance Business (Guernsey) Law, 1986 (as amended), the Banking Supervision (Bailiwick of Guernsey) Law, 1994 or the Regulation of Fiduciaries, Administration Businesses and Company Directors, etc. (Bailiwick of Guernsey) Law, 2000.

FRANCE

Neither this prospectus supplement nor any other offering material relating to the shares of common stock has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares of common stock has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the shares of common stock to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such shares of common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

UNITED KINGDOM

 The underwriter has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b)
it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus supplement will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive (defined below)); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the “Prospectus Directive” in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

ISRAEL

In the State of Israel, the shares of common stock offered hereby may not be offered to any person or entity other than the following:

(a)
a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)
a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c)
an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)
a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)
a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)
a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)
an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)
a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)
an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)
an entity, other than an entity formed for the purpose of purchasing shares of common stock in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the shares of common stock offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

ITALY

The offering of the shares of common stock offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the shares of common stock offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the shares of common stock offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the shares of common stock offered hereby or distribution of copies of this prospectus supplement or any other document relating to the shares of common stock offered hereby in Italy must be made:

(a)
by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)
in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)
in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

SWEDEN

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the shares of common stock offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus supplement under the Financial Instruments Trading Act (1991: 980). This offering will only be made to qualified investors in Sweden. This offering will be made to no more than 100 persons or entities in Sweden.

SWITZERLAND

The shares of common stock offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus supplement as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the shares of common stock being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The shares of common stock being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of shares of common stock.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares of common stock.

AUSTRALIA

No prospectus supplement or other disclosure document as defined in the Corporations Act 2001 of Australia in relation to the shares of common stock has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each underwriter has represented and agreed that it:

(i)
has not made or invited, and will not make or invite, an offer of the shares of common stock for issue or sale in Australia, including an offer or invitation which is received by a person in Australia; and

(ii)
has not distributed or published, and will not distribute or publish, the prospectus supplement or any other offering material or advertisement relating to the shares of common stock in Australia, unless, in either case (i) or (ii):

(a)
the minimum aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies), disregarding moneys lent by the offeror or its associates, or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Australian Corporations Act; and

(b)
such action complies with all applicable laws and regulations.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Disclosure Law Group, a Professional Corporation, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 have been audited by Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 16, 2018;

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Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 27, 2018;

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our Current Report on Form 8-K, filed on January 5, 2018;

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our Current Report on Form 8-K, filed on January 17, 2018;

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our Current Report on Form 8-K, filed on February 13, 2018;

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our Current Report on Form 8-K, filed on April 23, 2018;

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our Current Report on Form 8-K, filed on April 23, 2018; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of this prospectus supplement and any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered herewith. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

AzurRx Biopharma, Inc.
760 Parkside Avenue
Downtown Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855

Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the accompanying prospectus.

BASE PROSPECTUS

$10,000,000

Common Stock
Warrants
Units

From time to time, we may offer and sell, in one or more offerings, up to $10,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “AZRX.” On October 31, 2017, the last reported sale price per share of our common stock was $3.16 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of October 31, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $35.5 million, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 7,398,499 shares of outstanding common stock held by non-affiliates, at a price per share of $4.80, the closing sale price of our common stock reported on the NASDAQ Capital Market on September 20, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our business and investing in our securities involves significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2017

AZURRX  BIOPHARMA, INC.

ABOUT THIS P ROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities which may be offered.  Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

 COMPANY  OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our common stock. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 3, before deciding whether to purchase our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “AzurRx,” “Company,” “we,” “us,” “our,” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx BioPharma SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. Non-systemic biologics are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.  Our current product pipeline consists of two therapeutic proteins under development:

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MS1819 - a yeast derived recombinant lipase for exocrine pancreatic insufficiency (“ EPI”) associated with chronic pancreatitis (“CP”) and cystic fibrosis (“CF”). A lipase is an enzyme that breaks up fat molecules. MS1819 is considered recombinant since it was created from new combinations of genetic material in yeast. MS1819 is currently in Phase II clinical development in Australia and New Zealand, with topline results expected in the first quarter of 2018.

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AZX1101 - an enzymatic combination of bacterial origin for the prevention of hospital-acquired infections and antibiotic-associated diarrhea (“ AAD”) by resistant bacterial strains induced by parenteral administration of several antibiotic classes, including the b-lactams. AZX1101 is composed of a molecular backbone linked to several distinct enzymes that break up individual classes of antibiotic molecules. We currently expect to continue with pre-clinical development of AZX1101 through 2017.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 3 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase securities that may be offered by this prospectus.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx BioPharma SAS (formerly ProteaBio Europe SAS), a company incorporated in October 2008 under the laws of France and was a wholly-owned subsidiary of Protea Biosciences, Inc., or Protea Sub, in turn a wholly-owned subsidiary of Protea Biosciences Group, Inc., a publicly-traded company. Our principal executive offices are located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

RISK  FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the accuracy of our estimates regarding expenses, future revenues and capital requirements;

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our ability to continue operating as a going concern;

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our plans to develop and commercialize our principal product candidates, consisting of MS1819 and AZX1101;

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our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

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regulatory developments in the U.S. and foreign countries;

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the performance of our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

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the size of the potential markets for our product candidates and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

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the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

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other risks and uncertainties, including those listed in the “ Risk Factors ” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.  We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section in this prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and the documents incorporated by reference herein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for for general corporate purposes, including research and development, working capital and capital expenditures. We may use a portion of the net proceeds to continue clinical development and testing of MS1819, advance our preclinical program for AZX1101. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF OUR CAPITAL STOCK

General

Our amended and restated certificate of incorporation (our “Charter”) authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of October 31, 2017, there were 11,554,146 shares of common stock outstanding, which were held by approximately 148 stockholders of record, 3,897,414 shares of common stock subject to outstanding warrants and 100,000 shares subject to certain outstanding convertible debentures. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Options

We currently do not have any outstanding options to purchase shares of our common stock or other securities.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation, 4626 South Broadway, Englewood, Colorado 80113, Tel: (303) 662-1112.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock;

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the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which such common stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

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delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

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issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock;

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pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or

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issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of such warrant, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations or changes of the common stock;

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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock and warrants.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the shares of common stock or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND
OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

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the owner of 15% or more of the outstanding voting stock of the corporation;

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an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of any underwriters or agents, if applicable;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by the Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

Mazars USA LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus. The report for AzurRx BioPharma, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. Our financial statements are incorporated by reference in reliance on Mazars USA LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 31, 2017;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 15, 2017;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017;

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our Current Report on Form 8-K, filed on March 9, 2017;

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our Current Report on Form 8-K, filed on April 12, 2017;

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our Current Report on Form 8-K, filed on April 12, 2017;

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our Current Report on Form 8-K, filed on June 9, 2017;

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our Current Report on Form 8-K, filed on August 11, 2017;

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our Current Report on Form 8-K, filed on September 28, 2017;

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our Current Report on Form 8-K, filed on October 2, 2017;

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our Current Report on Form 8-K, filed October 13, 2017; and

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

AzurRx Biopharma, Inc.
760 Parkside Avenue
Downtown Biotechnology Incubator, Suite 304
Brooklyn, New York 11226
(646) 699-7855.

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

                      Shares of Common Stock

  AZURRX BIOPHARMA, INC.

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Prospectus Supplement
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Oppenheimer & Co.

                   , 2018